EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


We consent to the incorporation by reference in the registration statement of First Real Estate Investment Trust of New Jersey on Form S-8 (File No. 333-79555) of our report dated November 18, 2003, on our audits of the consolidated financial statements of First Real Estate Investment Trust of New Jersey and Subsidiaries as of October 31, 2003 and 2002 and for each of the three years in the period ended October 31, 2003 which report is included in the 2003 Annual Report of First Real Estate Investment Trust of New Jersey on Form 10-K.




                                               /s/ J.H. COHN LLP
                                               -----------------

Roseland, New Jersey
January 27, 2004